United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2010

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 7, 2008, Laclede Gas Company entered into a supplemental pension agreement (“Agreement”) with Mr. Neises, Executive Vice President of Laclede Gas Company, which contemplated his retirement on December 1, 2009.  The Board of Directors of The Laclede Group, Inc. has authorized Mr. Neises to continue to work up to December 1, 2010, resulting in an Amendment extending the Agreement, which Amendment was executed on January 7, 2010.

Neither the Agreement nor the Amendment is an employment agreement and neither document precludes termination of his employment at any time.  If the benefit payable under the Agreement and Amendment is triggered by the death or disability of Mr. Neises, it will be payable in a lump sum 30 days after the date of his death or disability.  If it is payable due to his retirement, it will be payable on the date that is six months after the date of his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 8, 2010	By:	/s/ D. H. Yaeger
D. H. Yaeger Chairman, President, and Chief Executive Officer

LACLEDE GAS COMPANY
Date: January 8, 2010	By:	/s/ D. H. Yaeger
D. H. Yaeger Chairman, President and Chief Executive Officer